Exhibit 99.1

MURPHY OIL ANNOUNCES PRELIMINARY FOURTH QUARTER

AND FULL YEAR 2014 EARNINGS

EL DORADO, Arkansas, January 28, 2015 – Murphy Oil Corporation (NYSE: MUR) announced today that net income was $375.2 million ($2.10 per diluted share) in the 2014 fourth quarter, up from $75.4 million ($0.40 per diluted share) in the fourth quarter 2013.  Income from continuing operations in the 2014 fourth quarter was $442.0 million ($2.48 per diluted share) compared to $180.5 million ($0.96 per diluted share) earned in the fourth quarter a year ago.  Net income for the full year of 2014 was $905.6 million ($5.03 per diluted share), down from $1,123.5 million ($5.94 per diluted share) in 2013.  Net income from continuing operations for the full year of 2014 was $1,025.0 million ($5.69 per diluted share), up from $888.1 million ($4.69 per diluted share) in 2013.

Adjusted earnings, which exclude both the results of discontinued operations and certain other items that affect comparability of results between periods, in the fourth quarter of 2014 was $69.0 million ($0.39 per diluted share).  This was a decrease of $56.8 million ($0.28 per diluted share) compared to the prior year’s quarter.

Earnings before interest, taxes, depreciation and amortization (EBITDA) for continuing operations totaled $802.3 million in the fourth quarter 2014, up from $631.7 million in the fourth quarter of 2013.  EBITDA per barrel of oil equivalent (boe) sold was $34.58 in the 2014 quarter compared to $32.94 in the 2013 quarter.

Fourth quarter and Full Year 2014 highlights were as follows:

•	Closed the sale of 20% of our Malaysia business on December 18, 2014. We are scheduled to close the remaining 10% portion of the sale by the end of this month.
•	Ended 2014 with a net debt to total capitalization ratio of 13.5% which includes $1.65 billion of cash and invested cash located across our business.
•	Set a new quarterly production record of 258,868 barrels of oil equivalent per day (boepd).
•	Set a new annual production record of 225,973 boepd up 10% from 2013.
•	Recorded total proved reserves replacement of over 180% in 2014, which included the recognition of the 20% sale of our Malaysia business.
•	Achieved first oil at three new deepwater fields at Siakap North-Petai and Kakap-Gumusut main project in Malaysia and at Dalmatian in the Gulf of Mexico (GOM).

•	Sanctioned the Block H floating liquefied natural gas (LNG) project offshore Sabah Malaysia.
•	Repurchased $375 million of Company Common stock, authorized an additional $500 million share repurchase and increased the regular dividend by 12% to $1.40 per share in August.
•	Completed the sale of the U.K. retail gasoline business and initiated decommissioning of the Milford Haven refinery process units.

Roger W. Jenkins, President and Chief Executive Officer, commented, “We continued to make progress in portfolio optimization in 2014.  I am pleased to reach closure on the first phase of the sell-down of our Malaysia assets.  This sale marks the value of our long-term Malaysian business and our strong relationship with our new partner, Pertamina, as well as PETRONAS.  We continue to grow and replace production with contributions from the Eagle Ford Shale, and new fields in the Gulf of Mexico and Malaysia.  The recent collapse in commodity prices is a concern for our business and our industry. Murphy’s balance sheet and cash position post the Malaysia sell down positions us to manage the current lower price environment.  We expect to lower capital expenditures by some 33% from 2014 levels, including a 46% reduction in the Eagle Ford Shale, as we look ahead to 2015.  Our goal is to reduce capital expenditures as much as possible to commitment only levels, protect our balance sheet and evaluate opportunities that emerge over the coming year.”

Operations Summary

Production

Fourth quarter production set a new quarterly record, averaging 258,868 boepd.  This production level was higher than our guidance of 250,000 boepd for the quarter and was primarily attributed to higher than planned oil production from the GOM and offshore Canada and higher than planned gas production from the Montney and Sarawak.

North America Onshore

In the Eagle Ford Shale (EFS), fourth quarter production, which was comprised of 90% liquids, averaged 64,280 boepd net, up from 60,563 boepd in the third quarter.  The full year average production for the EFS was 56,874 boepd, up from 39,073 boepd in 2013.  We have reduced our rig count in EFS from a high of eight in September to five today, and we plan to be at four rigs by the middle of March as we release contracted rigs due to capital constraints caused by falling commodity prices.  We are now using two completion spreads, down from three in December, and expect to average 1.6 spreads this year.  Production in the first quarter of 2015 is estimated to average 62,000 boepd with the outlook for the full year at 57,000 boepd based on the planned lower rig and completion spread count and capital expenditures 46% lower than in 2014.  We continue to see positive results with our downspacing and staggered well testing across the play.  Our current focus is on managing capital expenditures and operating expenses.  The long term value of our EFS position is bolstered by our early entry into the play at an average lease cost of $2,055 per acre.

At the Tupper gas fields in Western Canada, fourth quarter production was 186 million cubic feet per day (mmcfd) up from 146 mmcfd in the third quarter as we added eight new wells.  We currently have three rigs and one completion spread in operation, but will drop all three rigs by the middle of February as we pare capital spending across the company.  We have seen excellent well results utilizing our new completion and choke management strategies which should lead to improved estimated ultimate recovery going forward.

Global Offshore

In Malaysia, we announced last quarter that we had signed a sale and purchase agreement to sell 30% of our oil and gas assets for $2 billion, subject to customary closing costs and adjustments.  The first phase, which closed on December 18, 2014, covered two-thirds of the transaction or 20% of our business and we are scheduled to close on the remaining 10% by the end of January 2015.  Production offshore Sabah averaged 46,455 boepd for the fourth quarter with 85% liquids.  The Kakap-Gumusut main project declared first oil in October 2014.  The project has demonstrated excellent performance with production ramping up over the fourth quarter and into this year.  The floating LNG project in Block H continues to progress on schedule.  In shallow water offshore Sarawak, gas production for the fourth quarter was 177 mmcfd and liquids production was 23,147 bopd.  Drilling continues at the South Acis field where we delivered two oil wells and drilled four water injectors during the fourth quarter.  These production levels include a reduction in the Malaysia business of 20% following the December 18, 2014 closing date.

In the GOM, production for the quarter was 32,378 boepd with 65% liquids.  We continue to progress our two well expansion project at Medusa in Mississippi Canyon.  The first subsea well has been drilled to plan and we continue drilling the second well.  First production from the new wells via a subsea tieback to the Medusa facility is expected by mid-year.  At the non-operated Kodiak development, drilling continues on the initial well with first oil targeted for the first half of 2016.

Exploration

In the GOM, we are currently drilling the operated Urca prospect in Mississippi Canyon Block 697 where we farmed down from 50% to a 35% working interest.  This lower Miocene structure has a pre-drill gross mean resource size of 130 million barrels.

In Australia, we spud the first of three wells in the Perth Basin on January 22, 2015 where we operate with a 40% working interest.  We are testing a total of 280 million barrels of gross mean resource across the three wells in a structural, fault-bounded play.  The seismic program across Block EPP43 in the Ceduna basin is now over 40% complete and we expect the program to finish up early in the second quarter of this year.

2015 Guidance

Details for first quarter and full year 2015 guidance can be found in the attached tables.  Capital expenditures for 2015 are expected to be approximately $2.3 billion, 33% lower than the 2014 capital program, which includes a 46% reduction in the EFS, adjusted for the Malaysia sell-down.  Production for the first quarter is estimated at 221,000 boepd with full year 2015 production to be in the range of 195,000 to 207,000 boepd.

Earnings Conference Call

The public is invited to access the Company’s conference call to discuss fourth quarter 2014 results on Thursday, January 29 at 12:00 p.m. CST either via the Internet through the Investor Relations section of Murphy Oil’s Web site at http://ir.murphyoilcorp.com or via the telephone by dialing 1-888-812-8569.  The telephone reservation number for the call is 7572173.  Replays of the call will be available through the same address on Murphy Oil’s Web site, and a recording of the call will be available through February 2 by calling 1-888-203-1112 and referencing reservation number 7572173.  A replay of the conference call will also be available on the Murphy Web site for 30 days after the event and via Thomson StreetEvents for their service subscribers.

Financial Data

Summary financial data and operating statistics for the fourth quarter and full year of 2014 with comparisons to 2013 are contained in the following tables.  Additionally, a schedule indicating the impacts of items affecting comparability of earnings between periods and a schedule comparing EBITDA between periods are included with these tables as well as guidance for the first quarter.

This press release contains forward-looking statements as defined in the Private Securities Litigation Reform Act of 1995.  These statements, which express management’s current views concerning future events or results are subject to inherent risks and uncertainties.  Factors that could cause one or more of these forecasted events not to occur include, but are not limited to, a failure to obtain necessary regulatory approvals, a deterioration in the business or prospects of Murphy, adverse developments in Murphy business’ markets, adverse developments in the U.S. or global capital markets, credit markets or economies in general.  Factors that could cause actual results to differ materially from those expressed or implied in our forward-looking statements include, but are not limited to, the volatility and level of crude oil and natural gas prices, the level and success rate of our exploration programs, our ability to maintain production rates and replace reserves, customer demand for our products, adverse foreign exchange movements, political and regulatory instability, and uncontrollable natural hazards.  For further discussion of risk factors, see both Murphy’s 2013 Annual Report on Form 10-K and Form 10-Q for the quarterly period ended September 30, 2014, on file with the U.S. Securities and Exchange Commission.  Murphy undertakes no duty to publicly update or revise any forward-looking statements.

This news release also contains certain historical non-GAAP measures of financial performance that management believes are good tools for internal use and the investment community in evaluating Murphy Oil Corporation's overall financial performance.  These non-GAAP measures are broadly used to value and compare companies in the crude oil and natural gas industry.  Please see the attached schedules for reconciliations of the differences between      non-GAAP measures used in this news release and the most directly comparable GAAP financial measures.

The Securities and Exchange Commission requires oil and gas companies, in their filings with the SEC, to disclose proved reserves that a company has demonstrated by actual production or conclusive formation tests to be economically and legally producible under existing economic and operating conditions.  The SEC permits the optional disclosure of probable and possible reserves; however, we have not disclosed the Company's probable and possible reserves in our filings with the SEC.  We use the term "gross mean resources" in this news release.  These estimates are by their nature more speculative than estimates of proved, probable and possible reserves and accordingly are subject to substantially greater risk of being actually realized.  The SEC guidelines strictly prohibit us from including these estimates in filings with the SEC.  Investors are urged to consider closely the disclosures and risk factors in our most recent annual report on Form 10-K and in other reports on file with the SEC, available from Murphy Oil Corporation's offices or Web site at http://ir.murphyoilcorp.com.

####

MURPHY OIL CORPORATION
SUMMARIZED CONSOLIDATED STATEMENTS OF INCOME
(Unaudited, except twelve months in 2013)
(Thousands of dollars, except per share amounts)

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2014	2013	2014	2013

Revenues	$1,407,626	1,347,669	5,476,084	5,390,089

Costs and expenses
Lease operating expenses	276,250	405,291	1,089,888	1,252,812
Severance and ad valorem taxes	23,422	29,540	107,215	87,331
Exploration expenses	122,889	157,105	513,600	502,215
Selling and general expenses	94,018	111,463	364,004	379,167
Depreciation, depletion and amortization	551,854	414,201	1,906,247	1,553,394
Accretion of asset retirement obligations	13,786	12,600	50,778	48,996
Impairment of assets	51,314	–	51,314	21,587
Interest expense	34,799	34,267	136,424	124,423
Interest capitalized	(1,361)	(11,646)	(20,605)	(52,523)
Other expense	23,652	–	24,949	–
	1,190,623	1,152,821	4,223,814	3,917,402

Income from continuing operations before income taxes	217,003	194,848	1,252,270	1,472,687
Income tax expense (benefit)	(224,958)	14,361	227,297	584,550
Income from continuing operations	441,961	180,487	1,024,973	888,137
Income (loss) from discontinued operations, net of income taxes	(66,723)	(105,066)	(119,362)	235,336

Net income	$375,238	75,421	905,611	1,123,473

Income (loss) per Common share – Basic
Continuing operations	$2.49	0.98	5.73	4.73
Discontinued operations	(0.38)	(0.57)	(0.67)	1.25
Net income	$2.11	0.41	5.06	5.98

Income (loss) per Common share – Diluted
Continuing operations	$2.48	0.96	5.69	4.69
Discontinued operations	(0.38)	(0.56)	(0.66)	1.25
Net income	$2.10	0.40	5.03	5.94

Cash dividends per Common share	$0.35	0.3125	1.325	1.25

Average Common shares outstanding (thousands)
Basic	177,497	185,204	178,853	187,921
Diluted	178,415	186,620	180,071	189,271

MURPHY OIL CORPORATION
SUMMARIZED CONSOLIDATED STATEMENTS OF CASH FLOWS
(unaudited, except twelve months in 2013)
(Thousands of dollars)

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2014	2013	2014	2013
Operating Activities
Net income	$375,238	75,421	905,611	1,123,473
Adjustments to reconcile net income to net cash provided by operating activities
(Income) loss from discontinued operations	66,723	105,066	119,362	(235,336)
Depreciation, depletion and amortization	551,854	414,201	1,906,247	1,553,394
Impairment of assets	51,314	–	51,314	21,587
Amortization of deferred major repair costs	1,955	2,077	8,345	8,464
Dry hole costs	66,379	102,336	269,986	262,876
Amortization of undeveloped leases	18,693	13,604	74,438	66,891
Accretion of asset retirement obligations	13,786	12,600	50,778	48,996
Deferred and noncurrent income tax charges (benefits)	(235,472)	16,706	(170,915)	158,108
Pretax (gains) losses from dispositions of assets	(144,033)	(175)	(138,903)	87
Net decrease in operating working capital other than cash and cash equivalents	121,855	290,874	128,618	266,329
Other – net	(173,696)	(39,968)	(156,165)	(64,174)
Net cash provided by continuing operations	714,596	992,742	3,048,716	3,210,695

Investing Activities
Property additions and dry holes[1]	(872,759)	(894,837)	(3,679,464)	(3,590,344)
Proceeds from sale of assets	1,463,908	279	1,467,046	1,650
Purchases of investment securities[2]	(313,639)	(252,882)	(986,328)	(923,497)
Proceeds from maturity of investment securities[2]	312,516	167,833	899,857	664,258
Other – net	304	1,674	(18,929)	291
Net cash provided (required) by investing activities	590,330	(977,933)	(2,317,818)	(3,847,642)

Financing Activities
Borrowings (repayments) of notes payable[1]	(950,000)	350,000	100,000	350,000
Reduction in capital lease obligation	(25,265)	–	(25,265)	–
Purchase of treasury stock	–	(250,000)	(375,000)	(500,000)
Proceeds from exercise of stock options and employee stock purchase plans	33	631	210	3,409
Withholding tax on stock-based incentive awards	–	(4,014)	(6,786)	(16,727)
Cash dividends paid	(62,123)	(57,303)	(236,371)	(235,108)
Separation of U.S. retail business:
Cash distributed to Murphy Oil by Murphy USA	–	–	–	650,000
Cash held and retained by Murphy USA upon separation	–	–	–	(55,506)
Other – net	(114)	561	(1,498)	(2,473)
Net cash required by financing activities	(1,037,469)	39,875	(544,710)	193,595

Cash Flows from Discontinued Operations
Operating activities	44,411	(32,771)	(39,563)	427,792
Investing activities	211,642	(7,376)	199,541	116,463
Changes in cash included in current assets held for sale	(2,904)	(301,302)	100,790	(301,302)
Net increase in cash and cash equivalents of discontinued operations	253,149	(341,449)	260,768	242,953
Effect of exchange rate changes on cash and cash equivalents	(1,242)	2,983	(3,726)	3,238

Net increase (decrease) in cash and cash equivalents	519,364	(283,782)	443,230	(197,161)
Cash and cash equivalents at beginning of period	674,021	1,033,937	750,155	947,316

Cash and cash equivalents at end of period	$1,193,385	750,155	1,193,385	750,155

1Excludes non-cash asset and long-term obligation of $357,991 in 2013 associated with lease commencement for production equipment at the Kakap field offshore Malaysia.

2Represents cash invested in Canadian government securities with maturities greater than 90 days at the date of acquisition.

MURPHY OIL CORPORATION
SCHEDULE OF ADJUSTED EARNINGS
(Unaudited)
(Millions of dollars, except per share amounts)

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2014	2013	2014	2013
Net income	$375.2	75.4	905.6	1,123.5
Discontinued operations (income) loss	66.8	105.1	119.4	(235.4)
Income from continuing operations	442.0	180.5	1,025.0	888.1
Gain on sale of 20% interest in Malaysia	(321.4)	–	(321.4)	–
Foreign exchange gains	(40.9)	(12.2)	(39.9)	(70.3)
Tax benefits on investments in foreign areas	(120.6)	(133.5)	(154.9)	(133.5)
Impairments of assets	46.3	–	46.3	16.0
Write-off of previously suspended exploration wells	59.6	–	59.6	–
Mark-to-market (gain) loss on crude oil derivative contracts	4.0	–	(0.3)	–
Oil Insurance Limited dividend	–	–	(3.3)	–
Abandonment and other exit costs at Azurite field	–	82.5	–	82.5
Synthetic crude oil royalty adjustment	–	7.7	–	7.7
Expenses associated with spin-off of MUSA	–	0.8	–	14.6

Adjusted earnings	$69.0	125.8	611.1	805.1

Adjusted earnings per diluted share	$0.39	0.67	3.39	4.25

Non-GAAP Financial Measures

Presented above is a reconciliation of Net income to Adjusted earnings.  Adjusted earnings excludes certain items that management believes affect the comparability of earnings between periods.  Management believes this is important information to provide because it is used by management to evaluate the Company's operational performance and trends between periods and relative to its industry competitors.  Management also believes this information may be useful to investors and analysts to gain a better understanding of the Company's financial results.  Adjusted earnings is a non-GAAP financial measure and should not be considered a substitute for Net income as determined in accordance with accounting principles generally accepted in the United States of America.

Note:Amounts shown above as reconciling items between Net income and Adjusted earnings are presented net of applicable income taxes.

MURPHY OIL CORPORATION
SCHEDULE OF EARNINGS BEFORE INTEREST, TAXES, DEPRECIATION
AND AMORTIZATION (EBITDA)
(Unaudited)
(Millions of dollars, except per barrel of oil equivalents sold)

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2014	2013	2014	2013
Income from continuing operations	$442.0	180.5	1,025.0	888.1
Income tax expense (benefit)	(225.0)	14.3	227.3	584.6
Interest expense	34.8	34.3	136.4	124.4
Interest capitalized	(1.4)	(11.6)	(20.6)	(52.5)
Depreciation, depletion and amortization expense	551.9	414.2	1,906.2	1,553.4
Earnings before interest, taxes, depreciation and amortization (EBITDA)	$802.3	631.7	3,274.3	3,098.0

Total barrels of oil equivalents sold for continuing operations (thousands of barrels)	23,199.6	19,178.2	81,914.8	75,182.4

EBITDA per barrel of oil equivalents sold	$34.58	32.94	39.97	41.21

Non-GAAP Financial Measures

Presented above is a reconciliation of Income from continuing operation to Earnings before interest, taxes, depreciation and amortization (EBITDA).  Management believes EBITDA is important information to provide because it is used by management to evaluate the Company's operational performance and trends between periods and relative to its industry competitors.  Management also believes this information may be useful to investors and analysts to gain a better understanding of the Company's financial results.  EBITDA is a non-GAAP financial measure and should not be considered a substitute for Net income or Cash provided by operating activities as determined in accordance with accounting principles generally accepted in the United States of America.

MURPHY OIL CORPORATION
FUNCTIONAL RESULTS OF OPERATIONS (Unaudited)
(Millions of dollars)

	Three Months Ended		Three Months Ended
	December 31, 2014		December 31, 2013
		Income		Income
	Revenues	(Loss)	Revenues	(Loss)
Exploration and production
United States	$536.0	51.8	438.7	67.4
Canada	236.7	(4.4)	250.7	38.5
Malaysia	591.3	413.6	627.8	183.9
Other	(1.1)	6.0	14.7	(47.3)
Total exploration and production	1,362.9	467.0	1,331.9	242.5
Corporate and other	44.8	(25.0)	15.8	(62.0)
Revenue/income from continuing operations	1,407.7	442.0	1,347.7	180.5
Discontinued operations, net of tax	–	(66.8)	–	(105.1)
Total revenues/net income	$1,407.7	375.2	1,347.7	75.4

	Twelve Months Ended		Twelve Months Ended
	December 31, 2014		December 31, 2013
		Income		Income
	Revenues	(Loss)	Revenues	(Loss)
Exploration and production
United States	$2,196.4	387.1	1,803.8	435.4
Canada	1,044.1	156.5	1,144.7	180.8
Malaysia	2,183.5	896.2	2,280.5	786.4
Other	(1.3)	(250.0)	83.6	(373.8)
Total exploration and production	5,422.7	1,189.8	5,312.6	1,028.8
Corporate and other	53.4	(164.8)	77.5	(140.7)
Revenue/income from continuing operations	5,476.1	1,025.0	5,390.1	888.1
Discontinued operations, net of tax	–	(119.4)	–	235.4
Total revenues/net income	$5,476.1	905.6	5,390.1	1,123.5

MURPHY OIL CORPORATION
OIL AND GAS OPERATING RESULTS (Unaudited)
THREE MONTHS ENDED DECEMBER 31, 2014 AND 2013

		Canada
	United	Conven-	Syn-
(Millions of dollars)	States	tional	thetic	Malaysia	Other	Total
Three Months Ended December 31, 2014
Oil and gas sales and other revenues	$536.0	148.2	88.5	591.3	(1.1)	1,362.9
Lease operating expenses	103.4	37.2	53.7	82.0	–	276.3
Severance and ad valorem taxes	20.8	1.2	1.4	–	–	23.4
Depreciation, depletion and amortization	249.5	70.6	14.2	213.9	1.5	549.7
Accretion of asset retirement obligations	4.6	1.4	2.2	5.6	–	13.8
Impairment of assets	14.3	37.0	–	–	–	51.3
Exploration expenses
Dry holes	18.6	–	–	47.4	0.4	66.4
Geological and geophysical	3.8	0.4	–	0.8	19.2	24.2
Other	1.2	0.2	–	–	12.2	13.6
	23.6	0.6	–	48.2	31.8	104.2
Undeveloped lease amortization	12.9	4.6	–	–	1.2	18.7
Total exploration expenses	36.5	5.2	–	48.2	33.0	122.9
Selling and general expenses	23.4	5.3	0.1	3.9	17.9	50.6
Other expenses	3.7	0.9	–	16.9	2.1	23.6
Results of operations before taxes	79.8	(10.6)	16.9	220.8	(55.6)	251.3
Income tax provisions (benefits)	28.0	7.6	3.1	(192.8)	(61.6)	(215.7)
Results of operations (excluding corporate overhead and interest)	$51.8	(18.2)	13.8	413.6	6.0	467.0

Three Months Ended December 31, 2013
Oil and gas sales and other revenues	$438.7	142.3	108.4	627.8	14.7	1,331.9
Lease operating expenses	68.8	45.2	54.4	135.5	101.5	405.4
Severance and ad valorem taxes	27.2	1.2	1.1	–	–	29.5
Depreciation, depletion and amortization	152.0	70.7	14.9	173.5	0.9	412.0
Accretion of asset retirement obligations	3.5	1.5	2.5	4.4	0.7	12.6
Exploration expenses
Dry holes	45.5	0.1	–	19.5	37.3	102.4
Geological and geophysical	5.8	0.2	–	3.1	19.9	29.0
Other	0.8	0.2	–	–	11.1	12.1
	52.1	0.5	–	22.6	68.3	143.5
Undeveloped lease amortization	7.1	5.2	–	–	1.3	13.6
Total exploration expenses	59.2	5.7	–	22.6	69.6	157.1
Selling and general expenses	23.3	8.3	0.2	1.5	16.7	50.0
Results of operations before taxes	104.7	9.7	35.3	290.3	(174.7)	265.3
Income tax provisions (benefits)	37.3	(2.3)	8.8	106.4	(127.4)	22.8
Results of operations (excluding corporate overhead and interest)	$67.4	12.0	26.5	183.9	(47.3)	242.5

MURPHY OIL CORPORATION
OIL AND GAS OPERATING RESULTS (Unaudited)
TWELVE MONTHS ENDED DECEMBER 31, 2014 AND 2013

		Canada
	United	Conven-	Syn-
(Millions of dollars)	States	tional	thetic	Malaysia	Other	Total
Twelve Months Ended December 31, 2014
Oil and gas sales and other revenues	$2,196.4	652.2	391.9	2,183.5	(1.3)	5,422.7
Lease operating expenses	345.5	160.3	233.8	350.3	–	1,089.9
Severance and ad valorem taxes	96.5	5.6	5.1	–	–	107.2
Depreciation, depletion and amortization	840.7	262.7	54.0	735.0	5.1	1,897.5
Accretion of asset retirement obligations	17.5	6.0	9.2	18.1	–	50.8
Impairment of assets	14.3	37.0	–	–	–	51.3
Exploration expenses
Dry holes	92.1	–	–	47.4	130.5	270.0
Geological and geophysical	23.5	0.7	–	1.3	74.0	99.5
Other	14.2	1.0	–	–	54.5	69.7
	129.8	1.7	–	48.7	259.0	439.2
Undeveloped lease amortization	50.1	19.4	–	–	4.9	74.4
Total exploration expenses	179.9	21.1	–	48.7	263.9	513.6
Selling and general expenses	95.2	26.7	0.9	15.7	73.5	212.0
Other expenses	4.9	1.0	–	16.9	2.1	24.9
Results of operations before taxes	601.9	131.8	88.9	998.8	(345.9)	1,475.5
Income tax provisions (benefits)	214.8	42.4	21.8	102.6	(95.9)	285.7
Results of operations (excluding corporate overhead and interest)	$387.1	89.4	67.1	896.2	(250.0)	1,189.8

Twelve Months Ended December 31, 2013
Oil and gas sales and other revenues	$1,803.8	703.4	441.3	2,280.5	83.6	5,312.6
Lease operating expenses	273.6	180.5	223.4	384.4	191.0	1,252.9
Severance and ad valorem taxes	77.5	5.0	4.8	–	–	87.3
Depreciation, depletion and amortization	576.3	319.2	55.4	588.2	4.5	1,543.6
Accretion of asset retirement obligations	13.5	5.9	10.3	15.0	4.3	49.0
Impairment of assets	–	21.6	–	–	–	21.6
Exploration expenses
Dry holes	46.1	32.1	–	20.7	164.0	262.9
Geological and geophysical	22.2	(0.3)	–	4.6	91.0	117.5
Other	6.9	1.0	–	–	47.0	54.9
	75.2	32.8	–	25.3	302.0	435.3
Undeveloped lease amortization	30.3	21.0	–	–	15.6	66.9
Total exploration expenses	105.5	53.8	–	25.3	317.6	502.2
Selling and general expenses	80.4	25.3	0.9	3.5	60.8	170.9
Results of operations before taxes	677.0	92.1	146.5	1,264.1	(494.6)	1,685.1
Income tax provisions (benefits)	241.6	19.9	37.9	477.7	(120.8)	656.3
Results of operations (excluding corporate overhead and interest)	$435.4	72.2	108.6	786.4	(373.8)	1,028.8

MURPHY OIL CORPORATION
PRODUCTION-RELATED EXPENSES
(Dollars per barrel of oil equivalents sold)

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2014	2013	2014	2013

United States – Eagle Ford Shale
Lease operating expense	$14.07	10.56	11.25	11.15
Severance and ad valorem taxes	3.52	7.00	4.64	5.39
Depreciation, depletion and amortization (DD&A) expense	27.10	29.91	27.87	30.48

United States – Gulf of Mexico and other
Lease operating expense	$6.80	17.07	11.73	17.28
Severance and ad valorem taxes	0.01	0.13	0.02	0.09
DD&A expense	29.92	22.27	27.47	21.32

Canada – Conventional operations
Lease operating expense	$8.32	11.70	10.37	10.50
Severance and ad valorem taxes	0.27	0.30	0.36	0.29
DD&A expense	15.78	18.31	17.00	18.58

Canada – Synthetic oil operations
Lease operating expense	$43.13	39.21	53.39	47.47
Severance and ad valorem taxes	1.11	0.84	1.16	1.04
DD&A expense	11.41	10.80	12.32	11.79

Malaysia
Lease operating expense – Sarawak	$4.84	10.15	7.91	9.43
– Block K	14.27	24.21	15.04	14.30
DD&A expense – Sarawak	21.49	18.54	20.30	14.01
– Block K	28.32	23.97	26.79	22.21

Total oil and gas operations
Lease operating expense	$11.91	21.13	13.31	16.66
Severance and ad valorem taxes	1.01	1.54	1.31	1.16
DD&A expense	23.69	21.48	23.16	20.53

MURPHY OIL CORPORATION
OTHER FINANCIAL DATA
(Unaudited, except for December 31, 2013)
(Millions of dollars)

			Dec. 31,	Dec. 31,
			2014	2013

Total current assets			$3,256.1	3,508.6
Total current liabilities			3,082.9	3,224.0
Total assets			16,721.2	17,509.5
Long-term debt			2,536.2	2,936.6
Stockholders' equity			8,659.9	8,595.7

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2014	2013	2014	2013
Capital expenditures – continuing operations
Exploration and production
United States	$492.4	480.3	2,158.5	1,861.1
Canada	130.6	51.7	447.6	367.3
Malaysia	256.2	397.5	866.7	1,348.8
Other	35.3	81.3	269.7	366.8
	914.5	1,010.8	3,742.5	3,944.0

Corporate	8.9	2.4	14.5	22.0
Total capital expenditures – continuing operations	923.4	1,013.2	3,757.0	3,966.0

Charged to exploration expenses*
United States	23.6	52.1	129.8	75.2
Canada	0.6	0.5	1.7	32.8
Malaysia	48.2	22.6	48.7	25.3
Other	31.8	68.3	259.0	302.0
Total charged to exploration expenses	104.2	143.5	439.2	435.3

Total capitalized – continuing operations	$819.2	869.7	3,317.8	3,530.7

*Excludes amortization of undeveloped leases of	$18.7	13.6	74.4	66.9

MURPHY OIL CORPORATION
STATISTICAL SUMMARY

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2014	2013	2014	2013
Net crude oil and condensate produced – barrels per day	162,018	134,803	142,408	131,515
Continuing operations	162,018	134,803	142,408	130,867
United States – Eagle Ford Shale	51,115	35,834	45,534	33,580
– Gulf of Mexico and other	17,632	11,548	14,366	11,943
Canada – light	76	44	47	59
– heavy	7,342	8,766	7,411	9,123
– offshore	10,368	7,004	8,758	9,099
– synthetic	13,530	15,043	11,997	12,886
Malaysia – Sarawak	22,309	18,250	20,274	10,323
– Block K	39,646	37,941	34,021	42,808
Republic of the Congo	–	373	–	1,046
Discontinued operations – United Kingdom	–	–	–	648

Net crude oil and condensate sold – barrels per day	154,873	137,588	140,713	133,101
Continuing operations	154,873	137,588	140,713	132,480
United States – Eagle Ford Shale	51,115	35,834	45,534	33,580
– Gulf of Mexico and other	17,632	11,548	14,366	11,943
Canada – light	76	44	47	59
– heavy	7,342	8,766	7,411	9,123
– offshore	9,334	5,868	8,789	8,586
– synthetic	13,530	15,043	11,997	12,886
Malaysia – Sarawak	16,146	22,229	19,991	10,728
– Block K	39,698	36,645	32,578	43,482
Republic of the Congo	–	1,611	–	2,093
Discontinued operations – United Kingdom	–	–	–	621

Net natural gas liquids produced – barrels per day	11,191	4,857	9,239	3,563
United States – Eagle Ford Shale	6,871	2,694	5,778	2,064
– Gulf of Mexico and other	3,451	1,261	2,596	800
Canada	31	252	25	64
Malaysia – Sarawak	838	650	840	635

Net natural gas liquids sold – barrels per day	11,638	4,276	9,385	2,994
United States – Eagle Ford Shale	6,871	2,694	5,778	2,064
– Gulf of Mexico and other	3,451	1,261	2,596	800
Canada	31	252	25	64
Malaysia – Sarawak	1,285	69	986	66

Net natural gas sold – thousands of cubic feet per day	513,951	399,570	445,956	423,846
Continuing operations	513,951	399,570	445,956	423,031
United States – Eagle Ford Shale	37,762	20,246	33,370	20,571
– Gulf of Mexico and other	67,769	30,451	55,101	32,641
Canada	190,916	162,452	156,478	175,449
Malaysia – Sarawak	176,653	167,327	168,712	164,671
– Block K	40,851	19,094	32,295	29,699
Discontinued operations – United Kingdom	–	–	–	815

Total net hydrocarbons produced – equivalent barrels per day*	258,868	206,255	225,973	205,719
Total net hydrocarbons sold – equivalent barrels per day*	252,170	208,459	224,424	206,736

*Natural gas converted on an energy equivalent basis of 6:1.

MURPHY OIL CORPORATION
STATISTICAL SUMMARY (Continued)

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2014	2013	2014	2013
Weighted average sales prices
Crude oil and condensate – dollars per barrel
United States – Eagle Ford Shale	$78.43	94.66	90.67	101.02
– Gulf of Mexico and other	72.96	94.86	91.18	103.63
Canada[1] – light	63.19	86.57	83.43	85.61
– heavy	46.46	43.49	54.18	46.78
– offshore	69.97	109.51	95.95	108.64
– synthetic	71.07	86.15	89.51	96.09
Malaysia – Sarawak[2]	67.87	104.02	84.78	101.93
– Block K2	66.49	94.49	86.50	92.37
Republic of the Congo[2]	–	95.03	–	109.43
Discontinued operations – United Kingdom	–	–	–	108.67

Natural gas liquids – dollars per barrel
United States – Eagle Ford Shale	$18.95	31.45	25.79	28.71
– Gulf of Mexico and other	21.96	37.52	28.93	34.30
Canada[1]	41.17	72.68	66.19	72.68
Malaysia – Sarawak[2]	79.87	101.71	75.18	101.40

Natural gas – dollars per thousand cubic feet
United States – Eagle Ford Shale	$3.55	3.65	3.99	3.79
– Gulf of Mexico and other	3.49	3.82	3.98	3.85
Canada[1]	3.22	3.24	3.60	3.09
Malaysia – Sarawak[2]	5.52	6.24	5.71	6.66
– Block K	0.24	0.24	0.24	0.24
Discontinued operations – United Kingdom	–	–	–	12.32

1U.S. dollar equivalent.

2Prices are net of payments under the terms of the respective production sharing contracts.

MURPHY OIL CORPORATION
FIRST QUARTER 2015 GUIDANCE

	Liquids		Gas
	BOPD		MCFD
Production – net
U.S. – Eagle Ford Shale	56,000		40,000
– Gulf of Mexico	16,000		62,000

Canada – Seal heavy	6,000		4,000
– Montney	–		176,000
– Offshore	9,500		–
– Synthetic	14,500		–

Malaysia – Block K	30,500		34,000
– Sarawak	17,500		110,000

Total net production (BOEPD)		221,000

Total net sales (BOEPD)		230,000

Realized oil prices ($ per barrel):
Malaysia – Block K		$ 46.63
– Sarawak		$ 47.40

Realized natural gas price ($ per MCF):
Malaysia – Sarawak		$ 4.88

Exploration expense ($ millions)		108

FULL YEAR 2015 GUIDANCE

Total production (BOEPD)		195,000 to 207,000